Minimum Amount of Bond Worksheet               Exhibit 3


AUGUST 31, 2006 RECONCILATION

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                           FUND                             TRUST SIZE       REQ. BOND
                                                                              CURRENT
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------------------------------------------------------                   ----------------
Phoenix Adviser Trust                                       305,595,665         750,000
------------------------------------------------------                   ----------------
Phoenix Asset Trust (fka Phoenix-Kayne Funds)               239,379,200         600,000
------------------------------------------------------                   ----------------
Phoenix Edge Series Fund                                  2,588,682,297       1,900,000
------------------------------------------------------                   ----------------
Phoenix Equity Series Fund                                  270,937,867         750,000
------------------------------------------------------                   ----------------
Phoenix Equity Trust                                        470,363,269         750,000
------------------------------------------------------                   ----------------
Phoenix CA Tax-Exempt Bond Fund                              44,798,309         350,000
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Phoenix Insight Funds Trust                              10,411,550,127       2,500,000   *
------------------------------------------------------                   ----------------
Phoenix Investment Series Fund                              335,583,110         750,000
------------------------------------------------------                   ----------------
Phoenix Investment Trust 06 (fka Phoenix-Engemann)          338,214,127         750,000
------------------------------------------------------                   ----------------
Phoenix Investment Trust 97                                 278,003,750         750,000
------------------------------------------------------                   ----------------
Phoenix Institutional Mutual                                122,137,500         525,000
------------------------------------------------------                   ----------------
Phoenix Multi-Portfolio Fund                              1,394,403,639       1,250,000
------------------------------------------------------                   ----------------
Phoenix Multi-Series Trust                                1,608,682,464       1,500,000
------------------------------------------------------                   ----------------
Phoenix Opportunities Trust                                 170,910,886         600,000
------------------------------------------------------                   ----------------
Phoenix PHOLIOs                                             201,746,811         600,000
------------------------------------------------------                   ----------------
Phoenix Portfolios                                          281,977,483         750,000
------------------------------------------------------                   ----------------
Phoenix Series Fund                                       2,004,555,836       1,700,000
------------------------------------------------------                   ----------------
Phoenix Strategic Equity Series Fund                        239,374,007         600,000
------------------------------------------------------                   ----------------
Duff & Phelps Utility and Corporate Bond Trust, Inc.        424,020,845         750,000
------------------------------------------------------                   ----------------
DNP Select Income Fund, Inc.                              3,962,639,944       2,300,000
------------------------------------------------------                   ----------------
DTF Tax Free Income, Inc.                                   203,807,370         600,000
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The Zweig Fund, Inc.                                        430,251,899         750,000
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The Zweig Total Return Fund, Inc.                           478,689,041         750,000
------------------------------------------------------                   ----------------

TOTAL                                                    26,806,305,445      22,525,000




CURRENT BOND                                                $30,000,000

REQUIRED COVERAGE IS 75.08% OF ACTUAL BOND.


* MAXIMUM REQUIRED BOND IS $2.5 MILLION